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                                                                   Exhibit 10.21



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                                   APPENDIX 1


                   STANDARD TERMS AND CONDITIONS OF SERVICING


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                          Dated as of November 1, 1994





















                    ROTHSCHILD ASSET-BACKED FINANCE CONDUIT V


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                                TABLE OF CONTENTS



                              ARTICLE 1 - DEFINITIONS

Section 1.01 Defined Terms.....................................................................  1

                              ARTICLE 2 - SERVICER REPRESENTATIONS AND WARRANTIES

Section 2.01 Representations and Warranties....................................................  3

                              ARTICLE 3 - ADMINISTRATION AND SERVICING OF LEASE CONTRACTS

Section 3.01 Responsibilities of Servicer......................................................  5
Section 3.02 Servicer Standard of Care.........................................................  8
Section 3.03 Servicer Remittances..............................................................  8
Section 3.04 Servicer Advances.................................................................  9
Section 3.05 Financing Statements; Title Filings............................................... 10
Section 3.06 Maintenance of Insurance Policy; Insurance Proceeds............................... 10
Section 3.07 Personal Property and Sales Taxes................................................. 10
Section 3.08 No Offset......................................................................... 10
Section 3.09 Servicing Compensation............................................................ 10
Section 3.10 Substitution or Purchase of Lease Contracts....................................... 11

                              ARTICLE 4 - ACCOUNTINGS, STATEMENTS AND REPORTS

Section 4.01 Monthly Servicer's Reports........................................................ 12
Section 4.02 Financial Statements; Certification as to Compliance; Notice of Default........... 12
Section 4.03 Annual Independent Accountants' Reports; Annual Federal Tax Lien Search........... 14
Section 4.04 Access to Certain Documentation and Information................................... 15
Section 4.05 Other Necessary Data.............................................................. 16
Section 4.06 Indenture Trustee to Cooperate.................................................... 16

                              ARTICLE 5 - THE SERVICER AND THE ISSUER

Section 5.01 Servicer Indemnification.......................................................... 17
Section 5.02 Corporate Existence; Reorganizations.............................................. 17
Section 5.03 Limitation on Liability of the Servicer and Others................................ 18


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

Section 5.04 The Servicer Not to Resign........................................................ 18
Section 5.05 Issuer Indemnification............................................................ 18

                       ARTICLE 6 - SERVICING TERMINATION

Section 6.01 Servicer Events of Default........................................................ 19
Section 6.02 Back-up Servicer to Act; Taking of Bids; Appointment of Successor Servicer........ 22
Section 6.03 Notification to Noteholders....................................................... 23
Section 6.04 Waiver of Past Defaults........................................................... 23
Section 6.05 Effects of Termination of Servicer................................................ 24
Section 6.06 No Effect on Other Parties........................................................ 24

                       ARTICLE 7 - THE BACK-UP SERVICER

Section 7.01 Representations of Back-up Servicer............................................... 25
Section 7.02 Merger or Consolidation of, or Assumption of the Obligations of,
               Back-up Servicer................................................................ 26
Section 7.03 Back-up Servicer Resignation...................................................... 26
Section 7.04 Oversight of Servicing............................................................ 26
Section 7.05 Back-up Servicer Compensation..................................................... 27
Section 7.06 Duties and Responsibilities....................................................... 27

                       ARTICLE 8 MISCELLANEOUS PROVISIONS

Section 8.01 Termination of the Servicing Agreement............................................ 29
Section 8.02 Amendments........................................................................ 29
Section 8.03 Governing Law..................................................................... 30
Section 8.04 Notices........................................................................... 30
Section 8.05 Severability of Provisions........................................................ 30
Section 8.06 Binding Effect.................................................................... 30
Section 8.07 Article Headings and Captions..................................................... 30
Section 8.08 Legal Holidays.................................................................... 30
Section 8.09 Assignment for Security for the Notes............................................. 30
Section 8.10 No Servicing Assignment........................................................... 31
Section 8.11 MBIA Default...................................................................... 31
Section 8.12 Third Party Beneficiary........................................................... 31


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     These STANDARD TERMS AND CONDITIONS OF SERVICING (the "Standard Servicing
Terms"), dated as of November 1, 1994, are incorporated by reference and are intended to form a part of the SPECIFIC TERMS OF SERVICING dated as of November 1, 1994 (the "Specific Servicing Terms"), to which these Standard Servicing Terms are appended (together, the "Servicing Agreement").

                                    ARTICLE 1
                                   DEFINITIONS

     1.01 DEFINED TERMS. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of the Servicing Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture or, if not defined therein, in the Lease Acquisition Agreement.

     "ACH Bank": shall mean the bank, if any, specified in the Specific Servicing Term so long as such bank meets the requirements of the Indenture Trustee as set forth in Section 7.08 of the Standard Indenture Terms.

     "Back-up Servicer": shall mean the entity identified as such in the Specific Servicing Terms, until a successor Person shall have become the Back-up Servicer pursuant to the applicable provisions of this Servicing Agreement, and thereafter "Back-up Servicer" shall mean such successor Person.

     "Company": shall mean the entity identified as such in the Specific Servicing Terms.

     "Initial Net Worth Standard": shall have the meaning set forth in the Specific Servicing Terms.

     "Issuer": shall mean the entity identified as such in the Specific Servicing Terms.

     "Lease Acquisition Agreement": shall mean the agreement between the Company and the Issuer evidenced by the Specific Terms and Conditions of Lease Acquisition along with the Standard Terms and Conditions of Lease Acquisition.

     "Liquidated Lease Receivable": shall mean a Lease Receivable that has been liquidated pursuant to Section 3.01(b) hereof.

     "Monthly Servicer's Report": shall mean the report prepared by the Servicer pursuant to Section 4.01 hereof.


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     "Nonrecoverable Advance": shall mean a Servicer Advance that the Servicer determines in good faith, and in accordance with its customary servicing practices, is unlikely to be eventually repaid from Scheduled Payments made by or on behalf of the related Customer in accordance with Section 3.04 hereof.

     "Officer's Certificate": shall mean a certificate signed by the Chairman of the Board, the Vice-Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Servicer.

     "Reported Compan(ies)": shall have the meaning set forth in the Specific Servicing Terms or any successor Servicer, if applicable.

     "Reported Company Financial Statements": shall include the Reported Company's audited consolidating balance sheet and income statement, consolidated statement of sources and uses/applications of cash, consolidated statement of change in financial position, auditors opinion letter regarding audited financial statements, and all notes to the audited financial statements.

     "Servicer": shall mean the entity identified as such in the Specific Servicing Terms until a successor Person shall have become the Servicer pursuant to the applicable provisions of the Servicing Agreement, and thereafter "Servicer" shall mean such successor Person.

     "Servicer Advance": shall have the meaning set forth in Section 3.04 hereof.

     "Servicer Default": shall mean any occurrence or circumstance which with notice or the lapse of time or both would be a Servicer Event of Default under this Servicing Agreement.

     "Servicer Event of Default": shall mean each of the occurrences or circumstances enumerated in Section 6.01 hereof.

     "Servicer State of Incorporation": means the state of incorporation of the Servicer, as specified in the Specific Servicing Terms.

     "Servicer Termination Notice": means the notice described in Section 6.01 hereof.

     "Servicing Agreement": shall mean the Specific Terms and Conditions of Servicing together with the Standard Terms and Conditions of Servicing.

     "Servicing Officer": shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Lease Contracts, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee, the Back-up Servicer, MBIA and the Noteholders from time to time.


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                                    ARTICLE 2
                     SERVICER REPRESENTATIONS AND WARRANTIES

     2.01 REPRESENTATIONS AND WARRANTIES.

          The Servicer makes the following representations and warranties as of each Delivery Date, which shall survive such Delivery Date:

     (a) ORGANIZATION AND GOOD STANDING. The Servicer has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the Servicer State of Incorporation, with requisite corporate power and authority to own its properties, perform its obligations under the Servicing Agreement and to transact the business in which it is now engaged or in which it proposes to engage.

     (b) AUTHORIZATION AND BINDING OBLIGATION. Each of the Servicing Agreement and the Insurance Agreement has been duly authorized, executed and delivered by the Servicer and constitutes the valid and legally binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject as to enforcement to any bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

     (c) NO VIOLATION. The entering into of the Servicing Agreement and the Insurance Agreement and the performance by the Servicer of its obligations under the Servicing Agreement and the Insurance Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Servicer pursuant to the terms of any material indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws, or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such regulatory authority or other governmental agency or body is required for the Servicer to enter into the Servicing Agreement and the Insurance Agreement.

     (d) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the knowledge of the Servicer, threatened against or affecting the Servicer or any subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal, including but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment, which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Servicer and its subsidiaries, or the


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ability of the Servicer to perform its obligations under the Servicing Agreement or the Insurance Agreement. The Servicer is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

     (e) APPROVALS. The Servicer (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain materially adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries.

     (f) INVESTMENT COMPANY. The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended.

     (g) NET WORTH. As of the initial Delivery Date, the Initial Net Worth Standard is met.

     (h) STANDARD OF CARE. The Servicer is currently servicing the Lease Contracts and Equipment in a manner consistent with industry standards for lease contracts and equipment similar to the Lease Contracts and Equipment, and in any event in a prudent and commercially reasonable manner, and has conducted its servicing operations in a manner consistent with industry standards for servicing of financial portfolios.



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                                    ARTICLE 3
                 ADMINISTRATION AND SERVICING OF LEASE CONTRACTS

     3.01 RESPONSIBILITIES OF SERVICER.

     (a) The Servicer, for the benefit of MBIA and the Noteholders, shall be responsible for, and shall, in accordance with its customary servicing procedures, pursue the managing, servicing, administering, enforcing and making of collections on the Lease Contracts, the Equipment and any Insurance Policies, the enforcement of the Indenture Trustee's security interest in the Lease Contracts, Lease Receivables and Equipment granted pursuant to the Indenture, and the sale or the releasing of the Equipment upon the expiration or other termination of the related Lease Contract (or repossession thereof without termination), each in accordance with the standards and procedures set forth in this Servicing Agreement and any related provisions of the Indenture and Lease Acquisition Agreement. The Servicer's responsibilities shall include collecting and posting of all payments, responding to inquiries of Customers, investigating delinquencies, accounting for collections and furnishing monthly and annual statements to the Back-up Servicer, the Indenture Trustee, MBIA, the Rating Agencies and the Noteholders with respect to payments, making Servicer Advances, providing appropriate federal income tax information to the Indenture Trustee for use in providing information to the Noteholders or MBIA, collecting and remitting sales and property taxes to taxing authorities, and using its best efforts to maintain the perfected security interest of the Indenture Trustee in the Trust Estate. The Servicer (at its expense), acting alone or through a subservicer, shall have full power and authority, acting at its sole discretion, to do any and all things in connection with such managing, servicing, administration, enforcement, collection and such sale of the Equipment that it may deem necessary or desirable, including the prudent delegation of such responsibilities. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of a subservicer, shall, and is hereby authorized and empowered by the Indenture Trustee, subject to Section 3.02 hereof to execute and deliver (on behalf of itself, the Noteholders, the Indenture Trustee or any of them) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Lease Contracts and any files or documentation pertaining to the Lease Assets. The Servicer, acting alone or through a subservicer, also may, in its sole discretion, waive any late payment charge or penalty, or any other fees that may be collected in the ordinary course of servicing any Lease Contract. Notwithstanding the foregoing, neither the Servicer, nor any subservicer, shall, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise expressly provided in this Servicing Agreement, release or waive the right to collect the Scheduled Payments or any unpaid balance on any Lease Contract. The Indenture Trustee shall, at the expense of the Servicer, furnish the Servicer, or at the request of the Servicer, any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or subservicer to carry out its servicing and administrative duties hereunder, and the Indenture Trustee shall not be responsible for the Servicer's or subservicer's application thereof. Notwithstanding the appointment by the Servicer of a subservicer hereunder, the Servicer shall remain primarily liable for the full performance of its obligations hereunder.


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         (b)   The Servicer (or a subservicer) shall conduct any Lease Contract management, servicing, administration, collection or enforcement actions in the following manner:

               (i) The Servicer, as agent for and on behalf of the Issuer, with respect to any Defaulted Lease Contract shall follow such practices and procedures as are normal and consistent with the Servicer's standards and procedures relating to its own lease contracts, lease receivables and equipment that are similar to the Lease Contracts, Lease Receivables and the Equipment, including without limitation, the taking of appropriate actions to foreclose or otherwise liquidate any such Defaulted Lease Contract, together with the related Equipment, to collect any Guaranty Amounts, and to enforce the Issuer's rights under the Lease Acquisition Agreement. All Recoveries, Insurance Proceeds or Residual Proceeds in respect of any such Lease Receivable and the related Equipment received by the Servicer shall be remitted to the Indenture Trustee for deposit in the Collection Account pursuant to
          Section 3.03(a) hereof;

               (ii) The Servicer may sue to enforce or collect upon Lease Contracts as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Lease Contract, the act of commencement shall be deemed to be an automatic assignment of the Lease Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease Contract on the ground that it is not a real party in interest or a bolder entitled to enforce the Lease Contract, then the Indenture Trustee on behalf of the Noteholders and MBIA shall, at the Servicer's request and expense, take such steps as the Servicer deems necessary and instructs the Indenture Trustee in writing to take to enforce the Lease Contract, including bringing suit in its name or the name of the Issuer, as beneficial owner of the Lease Contract, or the names of the Noteholders or MBIA, as third party beneficiaries thereunder, and the Indenture Trustee shall be indemnified by the Servicer for any such action taken. Any Lease Contract temporarily released from the custody of the Indenture Trustee to the Servicer or its agents shall have stamped on it prior to its delivery a legend to the effect that the Lease Contract is the property of the Issuer and has been pledged to Norwest Bank Minnesota, National Association as Indenture Trustee;

               (iii) The Servicer shall exercise any rights of recourse against third parties that exist with respect to any Lease Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Indenture Trustee's behalf to reassign the Lease Contract to the person against whom recourse exists to the extent necessary, and at the price set forth in the document creating the recourse. The Servicer will not reduce or diminish such recourse rights, except to the extent that it exercises such right;

               (iv) The Servicer may not allow substitutions of Substitute Lease Contracts that do not comply with Section 3.10 hereof, Sections 2.04,
          3.03 and 3.04


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          of the Standard Lease Acquisition Terms and Section 4.04 of the
          Standard Indenture Terms;

               (v) The Servicer may waive, modify or vary any terms of any Lease Contract or consent to the postponement of strict compliance with any such term if in the Servicer's reasonable and prudent determination such waiver, modification or postponement is not materially adverse to the Noteholders or MBIA; PROVIDED, HOWEVER, that (A) the Servicer shall not forgive any payment of rent, and (B) the Servicer shall not permit any modification with respect to any Lease Contract that would decrease the Scheduled Payment, defer the payment of any principal or interest or any Scheduled Payment, reduce the Implicit Principal Balance (except in connection with actual payments attributable to such Implicit Principal Balance), or prevent the complete amortization of the Implicit Principal Balance from occurring by the Calculation Date preceding the Stated Maturity of the related Notes. The Servicer shall provide the Back-up Servicer, MBIA and the Indenture Trustee with an Amended Lease Schedule to the related Series Lease Schedule reflecting any modification of any Scheduled Payment;

               (vi) The Servicer shall not consent to the termination of any Lease Contract in connection with loss of or damage to the related Equipment unless the Customer has paid an amount not less than the Purchase Price for such Lease Contract, or if less, the maximum amount legally collectible under the related Lease Contract;

               (vii) Upon termination of a Lease Contract after payment of the last Scheduled Payment due thereunder or in the event that the Servicer or any subservicer in the enforcement of any Lease Contract otherwise (A) acquires title to any item of Equipment with respect to which title was held by the Customer or (B) reclaims possession of Equipment from the Customer, the Servicer shall use its best efforts to sell or re-lease such item of Equipment promptly and consistent with the standard of care set forth in Section 3.02 hereof. Any Insurance Proceeds, Recoveries or Residual Proceeds related thereto shall be deposited in accordance with Section 3.03(a) hereof, and

               (viii) Notwithstanding any provision to the contrary contained in this Agreement, the Servicer or any subservicer shall exercise any right under a Lease Contract to accelerate the unpaid Scheduled Payments, due or to become due thereunder in such a manner as to maximize the net proceeds available to the Trust Estate; PROVIDED, HOWEVER, that the Servicer will not accelerate any Scheduled Payment unless permitted to do so by the terms of the Lease Contract or under applicable law.


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     3.02 SERVICER STANDARD OF CARE.

     In managing, administering, servicing, enforcing and making collections on the Lease Contracts and Equipment pursuant to this Servicing Agreement, the Servicer will exercise that degree of skill and care consistent with industry standards for servicing of financial portfolios, and that which the Servicer customarily exercises with respect to similar lease contracts and equipment owned or originated by it, and in any event, in a prudent and commercially reasonable manner. The Servicer shall punctually perform all of its obligations and agreements under the Servicing Agreement and shall comply with all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not materially impair the rights of MBIA or the Noteholders in any Lease Contracts or payments thereunder.

     3.03 SERVICER REMITTANCES.

     (a) Except as provided in the Specific Servicing Terms, the Servicer, as agent of the Issuer, shall remit to the Indenture Trustee for deposit in the Collection Account by 12:00 noon Minneapolis time on each Tuesday and Thursday that is a Business Day, or if such day is not a Business Day, on the next Business Day thereafter, the amounts described below that have been collected through 4:00 p.m. Minneapolis time on the preceding Business Day (or 4:00 p.m. Minneapolis time on the second preceding Business Day with respect to amounts collected by the Servicer in a lockbox) so long as such amounts exceed $1,000:

          (i) all payments made under the Lease Contracts relating to the Lease Receivables, including prepayments but excluding taxes, received directly by the Servicer;

          (ii) all Residual Proceeds and Recoveries;

          (iii) the Purchase Price of any Lease Contract purchased by the Company or the Issuer, to the extent received by the Servicer;

          (iv) all Guaranty Amounts;

          (v) all Servicing Charges, unless otherwise provided in the Specific Servicing Terms; and

          (vi) all Insurance Proceeds.

     The Servicer shall hold in trust for the benefit of the Holders of the Notes and MBIA any payment it receives relating to items (i) through (vi) above until such time as the Servicer transfers any), such payment to the Indenture Trustee for deposit in the Collection Account.


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     (b)  If ACH debits are utilized with respect to a Lease Contract, either the Servicer shall remit such payments to the Collection Account in accordance with Section 3.03(a) hereof, or the Servicer will notify the National Automated Clearing House System to debit the Customer for all payments relating to Lease Receivables under such Lease Contract and to credit an account (the "ACH Account") maintained at the ACH Bank in the name of and in the sole control of the Indenture Trustee for the benefit of the Noteholders and MBIA, and the Servicer shall not revoke or modify such notifications. In the event (i) a Customer provides the Servicer or the applicable ACH Bank with written notice of its termination of such Customer's authorization agreement for ACH debits, (ii) there are Lease Contracts that do not provide for ACH debits, or (iii) the Servicer otherwise receives directly moneys with respect to Lease Receivables that would otherwise involve ACH debits, the Servicer shall deposit all payments from all such Customers into the Collection Account in accordance with subsection (a) above. Payments received in the ACH Account representing any payment listed in Section 3.03(a)(i) through (vi) above, will be transferred by the Indenture Trustee to the Collection Account on the related Determination Date.

     (c) Except as otherwise provided in the Specific Servicing Terms, on each Tuesday and Thursday that is a Business Day or if such day is not a Business Day, on the next Business Day thereafter, the Servicer shall deposit in the Advance Payment Account, no later than 12:00 noon Minneapolis time, the aggregate amounts of Advance Payments collected through 4:00 p.m. Minneapolis time on the preceding Business Day (or 4:00 p.m. Minneapolis time on the second preceding Business Day with respect to amounts collected by the Servicer in a lockbox) and not previously deposited. On the Determination Date preceding any Payment Date, the Indenture Trustee shall withdraw from the Advance Payment Account and deposit in the Collection Account the sum of (i) Reinvestment Income on the Advance Payment Account and (ii) Advance Payments related to the Due Period immediately preceding such Determination Date, both as indicated on the Monthly Servicer's Report for such Payment Date.

     3.04 SERVICER ADVANCES. Not later than 10:00 a.m., Minneapolis time, on the Determination Date prior to each Payment Date, the Servicer shall make an advance (a "Servicer Advance") for each Lease Contract which is a Delinquent Lease Contract on such date by remitting to the Indenture Trustee for deposit in the Collection Account an amount equal to the Scheduled Payments, or portion thereof, which were due in the prior Due Period but not received and deposited in the Collection Account on or prior to such Determination Date; PROVIDED, HOWEVER, that the Servicer shall not be obligated to make any Servicer Advance pursuant to this Section 3.04 that the Servicer determines in good faith, and in accordance with its customary servicing practices, is unlikely to be eventually repaid from Scheduled Payments made by or on behalf of the related Customer; FURTHER PROVIDED, that the Servicer may not make a Servicer Advance with respect to a Lease Contract once it has become a Defaulted Lease Contract. On each Determination Date, the Servicer shall deliver to the Back-up Servicer, the Indenture Trustee, MBIA and the Placement Agent the Monthly Servicer's Report, which shall include a listing of the aggregate amount of Scheduled Payments not received for the immediately prior Due Period, the amount of Servicer Advances, and the amounts which it has determined in its sole discretion, and in accordance with its customary servicing practices, are unlikely to be recoverable from the related Customers.


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


     3.05. FINANCING STATEMENTS; TITLE FILINGS. The Servicer will make all Uniform Commercial Code filings and Department of Motor Vehicles recordings as maybe required pursuant to the terms of the Indenture. The Servicer shall, in accordance with its customary servicing procedures and at its own expense, be responsible for taking such steps as are necessary to maintain perfection of such security interests. The Indenture Trustee hereby authorizes the Servicer to re-perfect or to cause the re-perfection of such security interest on its behalf as Indenture Trustee, as necessary.

     3.06 MAINTENANCE OF INSURANCE POLICY; INSURANCE PROCEEDS. The Servicer shall have the obligation to verify, monitor and enforce the acquisition and maintenance of a Customer's Insurance Policies. Any Insurance Proceeds shall be remitted to the Indenture Trustee for deposit in the Collection Account pursuant to Section 3.03(a).

     3.07 PERSONAL PROPERTY AND SALES TAXES. The Servicer shall, on behalf of the Issuer, pay or cause to be paid all personal property, sales and use taxes on or with respect to the Equipment, or the acquisition or leasing thereof, as and when such taxes become due, to the extent a Customer has paid amounts to the Servicer or into the ACH Account for such taxes. The Servicer shall also cause to be filed in a timely manner any and all returns and reports required in connection with the payment of such taxes.

     3.08 NO OFFSET. Prior to the termination of the Servicing Agreement, the obligations of the Servicer under the Servicing Agreement shall not be subject to any defense, counterclaim or right of offset that the Servicer has or may have against the Issuer, whether in respect of the Servicing Agreement, any Lease Contract, Lease Receivable, Equipment or otherwise.

     3.09 SERVICING COMPENSATION.

     (a) As compensation for the performance of its obligations under the Servicing Agreement the Servicer shall be entitled to receive the Servicer Fee and the Additional Servicer Fee, if applicable. The Servicer Fee with respect to any Lease Contract shall be paid monthly, commencing on the related Initial Payment Date and terminating on the first to occur of (i) the receipt of the last Scheduled Payment and related Residual Proceeds with respect to the last remaining Lease Contract, (ii) the receipt of Recoveries and Insurance Proceeds with respect to the last remaining Lease Contract, or (iii) the date on which the Issuer or MBIA purchases the last remaining Lease Contract. The Servicer Fee shall be paid by the Issuer to the Servicer at the times and in the priority as set forth in the Indenture. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including, without limitation, payment of the fees and disbursements of the Independent Accountants and payment of expenses incurred in connection with distributions and reports to the Indenture Trustee, the Back-up Servicer, MBIA, the Rating Agencies and Noteholders and shall not be entitled to reimbursement for such expenses; provided, however, that the Servicer will be entitled to prompt reimbursement from the Issuer for reasonable costs and expenses incurred by the Servicer (including reasonable attorney's fees and out-of-pocket expenses) in connection with the realization, attempted realization or enforcement of rights and remedies upon

Defaulted Lease Contracts, from amounts received as Recoveries from any Defaulted Lease Contracts.

     (b) In connection with any transfer of the servicing obligations to a successor Servicer in accordance with Section 6.02 hereof, the Back-up Servicer shall be entitled to reimbursement of Transition Costs as provided therein and in the Indenture.

     3.10 SUBSTITUTION OR PURCHASE OF LEASE CONTRACTS.

     (a) The Servicer shall not allow termination of a Lease Contract prior to the scheduled expiration date or prepayment of any Lease Contract (except from an Advance Payment or as may be specifically required under such Lease Contract in connection with a casualty to the related Equipment), unless the Issuer has
(i) pledged to the Indenture Trustee, a Substitute Lease Contract and the related Equipment and Lease Receivables under such Substitute Lease Contract, and delivered to the Indenture Trustee the original executed counterpart of the Substitute Lease Contract or (ii) purchased such prepaid Lease Contract and the related Equipment from the Indenture Trustee by remittance of the Purchase Price to the Servicer for deposit in the Collection Account in accordance with Section 3.03(a) hereof, PROVIDED, FURTHER, that purchases and substitutions of Lease Contracts pursuant to this subparagraph (a) shall comply with the requirements of Section 4.04 of the Standard Indenture Terms and the criteria set forth in
Section 3.04 of the Lease Acquisition Agreement.

     (b) The Servicer shall permit the Issuer to (i) purchase any Defaulted Lease Contract or Delinquent Lease Contract by remittance by the Issuer to the Servicer, for deposit in the Collection Account in accordance with Section 3.03(a) hereof, of the Purchase Price for such Lease Contract or (ii) substitute for any Defaulted Lease Contract or Delinquent Lease Contract, a Substitute Lease Contract and the related Equipment and Lease Receivables under such Substitute Lease Contract, upon the delivery to the Indenture Trustee of the original executed counterpart of the Substitute Lease Contract and the related Lease Contract File; provided that, purchases and substitutions of Lease Contracts pursuant to this subparagraph (b) shall comply with the requirements of Section 4.04 of the Standard Indenture Terms and the criteria set forth in
Section 3.04 of the Lease Acquisition Agreement.

     (c) Notwithstanding any other provision contained in the Servicing Agreement, the Servicer shall not, with respect to a Defaulted Lease Contract
(i) negotiate or enter into a new lease with the Customer relating to the Equipment or the Customer's obligations under such Defaulted Lease Contract or
(ii) allow the Customer thereunder to resume its rights under such Defaulted Lease Contract, unless the Issuer has repurchased or made a substitution for such Defaulted Lease Contract in the manner set forth in subsection (b) hereof.

     (d) In the event that the Company is required to repurchase or substitute a Lease Contract pursuant to Sections 2.04 or 3.03 of the Lease Acquisition Agreement, the Servicer shall permit such repurchase or substitution only in accordance with the terms of Sections 3.03 and 3.04 thereof.

                                    ARTICLE 4
                       ACCOUNTINGS, STATEMENTS AND REPORTS

     4.01 MONTHLY SERVICER'S REPORTS. Prior to the end of the first week of each month, the Servicer will provide to the Placement Agent and the Note Administrator a Computer Tape containing the information from which the Servicer will prepare the Monthly Servicer's Report. No later than 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer shall deliver the Monthly Servicer's Report to the Issuer, the Back-up Servicer, the Indenture Trustee, and the Placement Agent, and the Indenture Trustee will deliver the Monthly Servicer's Report to each Noteholder, MBIA, and the Rating Agencies in the form attached as Exhibit A to the Specific Servicing Terms with respect to the activity in the immediately preceding Due Period. In the course of preparing the Monthly Servicer's Report, the Servicer shall seek direction from the Issuer as to remittance of any funds to be paid pursuant to Section 12.02(d)(xv) of the Standard Indenture Terms. Lease Contracts which have been substituted for or purchased by the Company or the Issuer shall be identified by Customer lease number on the Monthly Servicer's Report. On each Payment Date, the Servicer shall deliver to the Back-up Servicer and MBIA a Computer Tape in a format acceptable to the Back-up Servicer containing the information from which the Servicer prepared the Monthly Servicer's Report, as well as any additional information reasonably requested by the Back-up Servicer prior to such Payment Date.

     4.02 FINANCIAL STATEMENTS; CERTIFICATION AS TO COMPLIANCE; NOTICE OF
DEFAULT.

     (a) The Servicer (and the Company if the initial Servicer is no longer the Servicer) will deliver to the Indenture Trustee, the Placement Agent, MBIA, the Back-up Servicer, the Rating Agencies and to each Noteholder of Outstanding Notes (and, upon the request of any Noteholder, to any prospective transferee of any Note):

          (i) within 120 days after the end of each fiscal year of the Reported Companies, four copies of the Reported Companies' Financial Statements, all in reasonable detail and accompanied by an opinion of the Independent Accountants or a firm of independent certified public accountants of recognized national standing stating that such financial statements present fairly the financial condition of the Reported Companies (or, in the case of a successor Servicer, such successor Servicer's financial condition) and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (ii) with each set of Reported Companies' Financial Statements delivered pursuant to subsection (a)(i) above, the Servicer will deliver an Officer's Certificate stating that such officer has reviewed the relevant terms of the Indenture, the Lease Acquisition Agreement, the Insurance Agreement and the Servicing Agreement and has made, or caused to be made, under such officer's supervision, a review of the transactions and conditions of the Reported Companies during the period covered by the Reported Companies Financial Statements then being furnished, that the review has not disclosed the existence of any Servicer Default or Servicer Event of Default or, if a Servicer Default or a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto, and that on the basis of such review the officer signing such certificate is of the opinion that during such period the Servicer has serviced the Lease Contracts in compliance with the procedures hereof except as disclosed in such certificate.

          (iii) immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Default or a Servicer Event of Default, a written notice describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto;

          (iv) promptly upon the Servicer's becoming aware of:

               (A) any proposed or pending investigation of it or the Issuer by any governmental authority or agency, or

               (B) any pending or proposed court or administrative proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Servicer or the Issuer, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits;

          (v) with reasonable promptness any other data and information with respect to the Servicer or the Lease Assets which may be reasonably requested from time to time, including without limitation any information required to be made available at any time to any prospective transferee of any Notes in order to satisfy the requirements of Rule 144A under the Securities Act of 1933, as amended;

          (vi) such other information as may be specified in the Specific Servicing Terms; and

          (vii) unless otherwise provided in the Specific Servicing Terms, quarterly, unaudited versions of the Reported Company's consolidating balance sheet and income statement and consolidated statement of sources and uses of cash.

     (b) On or before each April 15, so long as any of the Notes are outstanding, the Servicer shall furnish to MBIA and the Indenture Trustee an Officer's Certificate either stating that such action has been taken with respect to the recording, filing, and rerecording and refiling of any financing statements and continuation statements as necessary to maintain the interest of the Indenture Trustee created by the Indenture with respect to the Trust Estate and reciting the details of such action or stating that no such action is necessary to maintain such interest. Such Officer's Certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the interest of the Indenture Trustee in the Trust Estate until the date such next Officer's Certificate is due.

     4.03 ANNUAL INDEPENDENT ACCOUNTANTS' REPORTS; ANNUAL FEDERAL TAX LIEN
SEARCH.

     (a) Commencing with the fiscal year set forth in the Specific Servicing Terms, and each fiscal year thereafter, the Servicer at its expense shall cause the Independent Accountant (who may also render and deliver other services to the Servicer and its Affiliates) to prepare a statement to the Back-up Servicer, the Indenture Trustee, the Noteholders, MBIA, the Rating Agencies and the Placement Agent, dated as of the close of such fiscal year, to the effect that the Independent Accountant has examined the servicing procedures, manuals, guides and records of the Servicer, and the accounts and records of the Servicer relating to the Lease Contracts and any files or documentation pertaining to the Lease Assets (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such Independent Accountant has compared the information contained in the Monthly Servicer's Reports delivered in the relevant period with information contained in the accounts and records for such period, and that, on the basis of such examination and comparison, nothing has come to the Independent Accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Lease Contracts in compliance with such servicing procedures, manual and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar Lease Contracts owned by it and otherwise in compliance with the Servicing Agreement, that such accounts and records have not been maintained in accordance with Section 4.04 hereof, that the information contained in the Monthly Servicer's Reports does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects or in accordance with the requirements of the Servicing Agreement, except in each case for (a) such exceptions as the Independent Accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. The Servicer shall deliver to the Back-up Servicer, the Indenture Trustee, the Noteholders and MBIA a copy of any such statement within 120 days of the close of the relevant fiscal year.

     (b) Promptly after the end of the Servicer's fiscal year, the Servicer, at its expense, shall cause a search of any and all federal tax liens against the affiliated group of which the Company and the Issuer are members within the meaning of Section 1504 of the Code (the "Affiliated Group") as of the end of such fiscal year to be conducted and shall deliver to the Back-up Servicer, the Indenture Trustee, the Noteholders and MBIA on or before January 31 of each year, commencing January 31, 1995, an officer's certificate signed by a Servicing Officer (i) stating that there are no outstanding federal tax liens filed against any member of the Affiliated Group or (ii) listing the outstanding federal tax liens filed against any member of such Affiliated Group. In the event any such certificate shall disclose any such federal tax liens, the Servicer shall promptly thereafter, satisfy any such federal tax liens.

     4.04 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION.

     (a) The Servicer shall provide to the Back-up Servicer, MBIA, the Indenture Trustee, or any Noteholder and their duly authorized representatives, attorneys or accountants access to any and all documentation regarding the Trust Estate (including the Series Lease Schedule) that the Servicer may possess, such access being afforded without charge but only upon reasonable request and during normal business hours so as not to interfere unreasonably with the Servicer's normal operations or customer or employee relations, at offices of the Servicer designated by the Servicer.

     (b) At all times during the term hereof, the Servicer shall keep available at its principal executive office for inspection by Noteholders, the Indenture Trustee, the Back-up Servicer and MBIA a list of all Lease Contracts then held as a part of the Trust Estate, together with a reconciliation of such list to that set forth in the Series Lease Schedules and each of the Monthly Servicer's Reports, indicating the cumulative addition and removal of Lease Contracts from the Trust Estate.

     (c) The Servicer will maintain accounts and records as to each respective Lease Contract serviced by the Servicer that are accurate and sufficiently detailed as to permit (i) the reader thereof to know as of the most recent Calculation Date the status of such Lease Contract, including any payments, Insurance Proceeds, Residual Proceeds and Recoveries received or owing (and the nature of each) thereon and (ii) the reconciliation between payments, Insurance Proceeds, Residual Proceeds or Recoveries on (or with respect to) each Lease Contract and the amounts from time to time deposited in the Collection Account in respect of such Lease Contract.

     (d) The Servicer will maintain all of its computerized accounts and records so that, from and after each Acquisition Date and the grant of the security interest in the related Lease Contract, Lease Receivables and Equipment to the Indenture Trustee, the Servicer's accounts and records (including any back-up computer archives) that refer to any such Lease Contract, Lease Receivable or Equipment indicate clearly that the Lease Contracts, Lease Receivables and Equipment are owned by the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders. Indication of the Indenture Trustee's interest in a Lease Contract will be deleted from or modified on the Servicer's accounts and records when, and only when, the Lease Contract has been paid in full, replaced with a Substitute Lease Contract or purchased by the Company or the Issuer or assigned to the Servicer pursuant to the Servicing Agreement.

     (e) Nothing in this Section 4.04 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Customers, and the failure to provide information otherwise required by this Section 4.04 as a result of such observance by the Servicer, shall not constitute a breach of this Section 4.04.

     (f) All information obtained by the Indenture Trustee, the Back-up Servicer, MBIA or any Noteholder regarding the Customers and the Lease Contracts, whether upon exercise of its rights under this Section 4.04 or otherwise, shall be maintained by the Indenture Trustee, the Back-up Servicer, MBIA or the Noteholder, as applicable, in confidence and shall not be disclosed to any other Person, unless such disclosure shall not violate any applicable law or regulation or any proprietary rights of the Company, the Issuer or the Servicer or unless ordered by a court of applicable jurisdiction; provided that MBIA may make disclosures with respect to any of the above matters to the Rating Agencies, reinsurers or any entity having regulatory authority over MBIA.

     4.05 OTHER NECESSARY DATA. The Servicer shall, on request of the Back-up Servicer, Indenture Trustee or MBIA, (i) on reasonable notice, furnish the Indenture Trustee or MBIA such data necessary for the administration of the Trust Estate as can be reasonably generated by the Servicer's existing data processing systems, and (ii) on and after a Servicer Event of Default, within 5 Business Days, provide the Indenture Trustee and the Back-up Servicer with access to the Servicer's existing data processing systems and any files or records with respect to the Lease Assets that it may have.

     4.06 INDENTURE TRUSTEE TO COOPERATE. Upon payment (including through application of any prepayment) in full of any Lease Contract, the Servicer will notify the Indenture Trustee on the next succeeding Determination Date by written certification (which certification shall include a statement to the effect that all amounts received in connection with such payments in full which are required to be deposited in the Collection Account pursuant to Section 3.03 hereof have been so deposited) of a Servicing Officer and shall request delivery of the Lease Contract to the Servicer. Upon receipt of such delivery request, the Indenture Trustee shall within 10 days of such request by the Servicer release such Lease Contract to the Servicer. Upon release of such Lease Contract, the Servicer is authorized to execute an instrument in satisfaction of such Lease Contract and to do such other acts and execute such other documents as it deems necessary to discharge the Customer thereunder and, if applicable, release any security interest in the Equipment related thereto. The Servicer shall determine when a Lease Contract has been paid in full. Upon the written request of a Servicing Officer and subject to the Indenture Trustee's rights to indemnity contained herein and in the Indenture, the Indenture Trustee shall perform such other acts as reasonably requested in writing by the Servicer and otherwise cooperate with the Servicer in enforcement of the Noteholders' rights and remedies with respect to Lease Contracts.

                                    ARTICLE 5
                           THE SERVICER AND THE ISSUER


     5.01 SERVICER INDEMNIFICATION.

     (a) The Servicer shall indemnify and hold harmless the Indenture Trustee, the Issuer, the Back-up Servicer, MBIA, and the Trust Estate, for the benefit of the Noteholders, from and against any loss, liability, claim, expense, damage or injury suffered or sustained to the extent that such loss, liability, claim, expense, damage or injury arose out of or was imposed by reason of the failure by the Servicer to perform its duties under the Servicing Agreement or are attributable to errors or omissions of the Servicer related to such duties; PROVIDED, HOWEVER, that the Servicer shall not indemnify any party to the extent that acts of fraud, gross negligence or breach of fiduciary duty, by such party contributed to such loss, liability, claim, expense, damage or injury.

     (b) Fees and expenses of counsel shall be at the expense of the indemnified party unless the employment of counsel by such indemnified party has been authorized by the Servicer. The Servicer shall not be liable for any settlement of any action or claim effected without its consent. If the Servicer has made any indemnity payments to MBIA, the Indenture Trustee, the Back-up Servicer or the Noteholders pursuant to this Section and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer, without interest. The provisions of this
Section 5.01 shall survive any expiration or termination of the Servicing Agreement.

     5.02 CORPORATE EXISTENCE; REORGANIZATIONS.

     (a) The Servicer shall keep in full effect its existence and good standing as a corporation in the Servicer State of Incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to enable the Servicer to perform its duties under the Servicing Agreement, except where the failure to so qualify would not have a material adverse effect on the Trust Estate or the ability of the Servicer to perform its duties hereunder; provided, however, that the Servicer may reincorporate in another state, if to do so would be in the best interests of the Servicer and would not have a material adverse effect upon the Noteholders or MIA.

     (b) The Servicer shall not (i) (other than pursuant to one or more additional lease pool financings) convey, transfer or lease substantially all of its assets as an entirety to any Person, or (ii) merge or consolidate with another Person, unless such Person or the merged or consolidated entity acquires substantially all the assets of the Servicer as an entirety, has adequate servicing skills and personnel, and executes and delivers to the Issuer, MBIA and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Issuer, MBIA and the Indenture Trustee, which contains an assumption by such Person or entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Servicing Agreement. The Servicer shall provide prompt written notice of such event to the Rating Agencies.

     5.03 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS. Except as provided in Section 5.01 hereof, neither the Servicer nor any of the officers, directors, employees or agents of the Servicer shall be under any liability for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to the Servicing Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence (which includes negligence with respect to the duties of the Servicer explicitly set forth in the Servicing Agreement) in the performance of its duties hereunder. The Servicer and any officer, director, employee or agent of the Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person with respect to any matters arising hereunder. No implied covenants or obligations shall be read into the Servicing Agreement against the Servicer. In the event the Servicer performs any activities beyond the requirements of the Servicing Agreement, the Servicer shall have the option but will not be required to perform such activities in the future.

     5.04 THE SERVICER NOT TO RESIGN.

     (a) The Servicer shall not resign from the duties and obligations hereby imposed on it except upon a determination by its Board of Directors that by reason of change in applicable legal requirements, with which the Servicer cannot reasonably comply, the continued performance by the Servicer of its duties under the Servicing Agreement would cause it to be in violation of such legal requirements, said determination to be evidenced by a resolution from its Board of Directors to such effect, accompanied by an Opinion of Counsel to such effect and reasonably satisfactory to the Indenture Trustee and MBIA.

     (b) No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder.

     (c) Except as provided in Sections 5.02 and 6.01, the duties and obligations of the Servicer under the Servicing Agreement shall continue until the Servicing Agreement shall have been terminated as provided in Section 8.01 hereof, and shall survive the exercise by the Issuer or the Indenture Trustee of any right or remedy under the Servicing Agreement, or the enforcement by the Issuer, MBIA, the Indenture Trustee or any Noteholder of any provision of the Notes or the Servicing Agreement.

     5.05 ISSUER INDEMNIFICATION. The Issuer shall indemnify and hold harmless the Servicer (but solely from the amounts to be distributed as set forth in Section 12.02(d)(xii) of the Standard Indenture Terms) from and against any loss, liability, expense, damage or injury suffered or sustained by the Servicer, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, which arises out of the Servicer's activities hereunder; provided, however, that the Issuer shall not indemnify the Servicer if the Servicer's activities constituted fraud, willful misconduct gross negligence (which includes negligence with respect to the duties of the Servicer which are explicitly set forth in the Servicing Agreement) or breach of fiduciary duty by the Servicer.


                                    ARTICLE 6
                              SERVICING TERMINATION

     6.01 SERVICER EVENTS OF DEFAULT.

     (a) Any of the following acts or occurrences shall constitute a Servicer Event of Default:

          (i) Any failure by the Servicer to deliver to the Indenture Trustee for payment to Noteholders any proceeds or payments received from a Customer or in respect of the Trust Estate and required to be so delivered under the terms of the Indenture and this Servicing Agreement that continues unremedied until 10:00 a.m., Minneapolis time, on the second following Business Day; provided, however, that the Indenture Trustee, upon receiving actual knowledge of such failure, shall give the Servicer prompt written, telecopied or telephonic notice of such failure. Notwithstanding the foregoing, any failure by the Indenture Trustee to deliver such notice to the Servicer shall not prevent the occurrence of a Servicer Event of Default; or

          (ii) Any failure by the Servicer to deliver a Monthly Servicer's Report pursuant to Section 4.01 hereof that continues unremedied until 10:00 a.m., Minneapolis time, the following Business Day; provided, however, that if the Servicer has not delivered the Monthly Servicer's Report by 12:00 noon, Minneapolis time, on the Determination Date, the Indenture Trustee shall give the Servicer notice of such failure. Notwithstanding the foregoing, any failure by the Indenture Trustee to deliver such notice to the Servicer shall not prevent the occurrence of a Servicer Event of Default; or

          (iii) Any failure by the Servicer to make a Servicer Advance pursuant to Section 3.04 hereof or to deposit any Purchase Price received by it that continues unremedied until 10:00 am., Minneapolis time, the following Business Day; provided, however, that if the Servicer has not made the Servicer Advance or deposited any Purchase Price received by it by 12:00 noon, Minneapolis time, on the Determination Date and the Indenture Trustee has received written notification from the Servicer by way of the Monthly Servicer's Report or otherwise that such Servicer Advance or Purchase Price is to be paid, the Indenture Trustee shall give the Servicer prompt written, telecopied or telephonic notice of such failure. Notwithstanding the foregoing, any failure by the Indenture Trustee to deliver such notice to the Servicer shall not prevent the occurrence of a Servicer Event of Default; or

          (iv) Any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Servicing Agreement or the Indenture, as the case may be, or if any representation or warranty of the Servicer set forth in Section 2.01 of the Servicing Agreement shall prove to be incorrect, which failure or breach
     (A) materially and adversely affects or could affect the interest or rights of MBIA, the Indenture Trustee, or the Noteholders and (B) continues unremedied for a period of 30 days after the date on which the Servicer becomes aware of such failure or breach or written notice of such failure or breach, requiring the situation giving rise to such breach or non-conformity to be remedied, shall have been given to a Servicing Officer of the Servicer by the Indenture Trustee, MBIA, the Issuer, or the Back-up Servicer, or to a Servicing Officer of the Servicer, MBIA and the Indenture Trustee by Holders of Notes representing not less than 25% of the Outstanding Principal Amount of all Series; or

          (v) Any assignment by the Servicer to a delegate of its duties or rights under the Servicing Agreement, except as specifically permitted hereunder, or any attempt to make such an assignment;

          (vi) The entry of a decree or order for relief by a court having jurisdiction in respect of the Servicer or a petition against the Servicer in an involuntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Servicer or for any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

          (vii) The commencement by the Servicer of a voluntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Servicer to the appointment of or taking possession by a conservator, receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities, bankruptcy or similar proceedings of or relating to the Servicer or relating to a substantial part of its property, or the making by the Servicer of an assignment for the benefit of creditors, or the failure by the Servicer generally to pay its debts as such debts become due or if the Servicer shall admit in writing its inability to pay its debts as they become due, or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

          (viii) The occurrence of a Trigger Event if the initial Servicer is the Servicer.

     (b) So long as a Servicer Event of Default shall not have been remedied within the period set forth in (i), (ii), (iii), (iv) or (vi) above, as applicable, or if a Servicer Event of

Default described in (v), (vii) or (viii) above occurs, the Indenture Trustee, at the direction of MBIA shall, or if there has been an MBIA Default, the Indenture Trustee, the Issuer, or the Back-up Servicer may, by notice (the "Seller Termination Notice") then given in writing to the Servicer and the Back-up Servicer, terminate all, but not less than all, of the rights and obligations of the Servicer under this Servicing Agreement. Notwithstanding the foregoing, a delay in or failure of performance under Section 6.01(a)(iv) hereof for a period of 30 or more days, shall not constitute a Servicer Event of Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the Servicer shall provide the Indenture Trustee, the Back-up Servicer, MBIA, the Issuer and the Noteholders with prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

     (c) Upon the occurrence of a Trigger Event, the Indenture Trustee shall, at the direction of MBIA, or if there has been an MBIA Default, the Indenture Trustee, the Issuer, or the Back-up Servicer may, by Servicer Termination Notice then given in writing to the Servicer and the Back-up Servicer, terminate all but not less than all of the rights and obligations of the Servicer under this Servicing Agreement.

     (d) On or after the receipt by the Servicer of a Servicer Termination Notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Notes or the Lease Contracts or otherwise, shall pass to and be vested in the successor Servicer appointed pursuant to Section
6.02 hereof, and, without limitation, such successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer of the Lease Contracts and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee, the Back-up Servicer and the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account or the Advance Payment Account or thereafter received with respect to any of the Lease Contracts. To assist the successor Servicer in enforcing all rights under the Lease Contracts and the Insurance Polices to the extent they relate to the Lease Contracts, the outgoing Servicer, at its own expense, shall transfer its records (electronic and otherwise) relating to such Lease Contracts to the successor Servicer in such form as the successor Servicer may reasonably request and shall transfer the related Lease Contracts and Lease Contract Files (to the extent not held by the Indenture Trustee) and all other records, correspondence and documents relating to the Lease Contracts that it may possess to the successor Servicer in the manner and at such times as the successor Servicer shall reasonably request. In addition to any other amounts that are then payable to the Servicer under the Servicing Agreement, the Servicer shall be entitled to receive reimbursements for any unreimbursed Servicer Advance made during the period prior to the delivery of a Servicer Termination Notice pursuant to this
Section 6.01 which terminates the obligations and right of the Servicer under the Servicing Agreement.

     6.02 BACK-UP SERVICER TO ACT; TAKING OF BIDS; APPOINTMENT OF SUCCESSOR SERVICER.

          (a)(i) Except as provided in Section 6.02(d) hereof, or as otherwise specified in the Specific Servicing Terms, on and after the time the Servicer receives a Servicer Termination Notice pursuant to Section 6.01 hereof, the Back-up Servicer shall, unless prevented by law, automatically and without further action be the successor Servicer. If the Back-up Servicer cannot serve as successor Servicer, another firm acceptable to MBIA shall be appointed.

          (ii) The successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under the Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, PROVIDED, HOWEVER, that the successor Servicer (x) shall not be required to make any Servicer Advance if such Servicer Advance would be prohibited by applicable law and
     (y) shall not be liable for any acts or omissions of the outgoing Servicer or for any breach by the outgoing Servicer of any of its representations and warranties contained herein or in any related document or agreement. With the prior written consent of MBIA (which consent shall not be unreasonably withheld), the successor Servicer may subcontract with another firm to act as subservicer so long as the successor Servicer remains fully responsible and accountable for performance of all obligations of the Servicer on and after the time the Servicer receives the Servicer Termination Notice. The successor Servicer shall be entitled to the Servicer Fee and any Additional Servicer Fee, subject to the taking of bids as described in subsection (b) below.

     (b) Solely for purposes of establishing the fee to be paid to the Back-up Servicer or such other entity specified in the Specific Servicing Terms, upon receipt of a Servicer Termination Notice, the Back-up Servicer shall solicit written bids, with a copy to MBIA (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three entities experienced in the servicing of Lease Contracts similar to the Lease Contracts and that are not affiliates of the Indenture Trustee, the Back-up Servicer, the Servicer or the Issuer and are reasonably acceptable to MBIA. The Issuer may also solicit additional bids from other such entities. Any such written solicitation shall prominently indicate that bids should specify any applicable subservicing fees required to be paid from the Servicer Fee and that any fees and transfer costs in excess of the Servicer Fee shall be paid only pursuant to Section 12.02(d)(x) of the Standard Indenture Terms as the Additional Servicer Fee. The successor Servicer shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 12.02(d)(i) (up to the Servicer Fee) and Section 12.02(d)(x) (up to any Additional Servicer Fee) of the Standard Indenture Terms, receive as compensation therefor a fee equal to the fee proposed in the bid so solicited which provides for the lowest combination of servicer fee and transition costs, as reasonably determined by MBIA.

     (c) The Servicer, the Back-up Servicer, the Issuer, the Indenture Trustee and such successor Servicer shall take such action, consistent with the Servicing Agreement, as shall be necessary to effectuate any such succession. The Back-up Servicer (or the Indenture Trustee or the Noteholders if such Noteholders have previously reimbursed the Back-up Servicer and the Indenture Trustee therefor) shall be reimbursed for Transition Costs, if any, incurred in connection with the assumption of responsibilities of the successor Servicer, upon receipt of documentation of such costs and expenses and in accordance with
Section 12.02(d)(x) of the Standard Indenture Terms.

     (d) Upon written notification to the Indenture Trustee that on any Determination Date following the solicitation of bids provided for in Section 6.02(b) hereof, the sum of the aggregate Implicit Principal Balance for all Lease Contracts plus the amount on deposit in the Cash Collateral Account less the Outstanding Principal Amount of all Series is less than the lesser of (1) $50,000 or (2) the proposed servicing transfer costs set forth in the lowest bid solicited pursuant to Section 6.02(b) hereof, then the Back-up Servicer shall be relieved of its obligation under Section 6.02(a)(i) hereof, and MBIA, or if there is an MBIA Default, the Issuer shall appoint a successor Servicer. In such event, MBIA shall be reimbursed for any Transition Costs incurred solely pursuant to Section 6.02(b) hereof in the manner and to the extent provided for in Section 12.02(d)(ix) of the Standard Indenture Terms.

     6.03 NOTIFICATION TO NOTEHOLDERS. The Servicer shall promptly notify the successor Servicer (if specified in the Specific Servicing Terms), Back-up Servicer, MBIA, the Issuer and the Indenture Trustee of any Servicer Event of Default upon actual knowledge thereof by a Servicing Officer. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article 6, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register.

     6.04 WAIVER OF PAST DEFAULTS. The Indenture Trustee shall, at the direction of MBIA or at the direction of the Noteholders representing more than 50% of the Outstanding Principal Amount of all Series, on behalf of all Noteholders, with the written consent of MBIA, so long as there is no MBIA default, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, other than a default with respect to required deposits and payments in accordance with Article 3 or a default of the type set forth in clause (vii) or (viii) of Section 6.01 (a) hereof, which waiver shall require the consent of each Noteholder and MBIA. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly waived.

     6.05 EFFECTS OF TERMINATION OF SERVICER.

     (a) Upon the appointment of the successor Servicer, the predecessor Servicer shall remit any Scheduled Payments, Advance Payments, Overdue Payments and any other payments or proceeds that it may receive pursuant to any Lease Contract or otherwise to the successor Servicer after such date of appointment.

     (b) After the delivery of a Servicer Termination Notice, the outgoing Servicer shall have no further obligations with respect to the management, administration, servicing, enforcement, custody or collection of the Lease Contracts and the successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the successor Servicer, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Lease Contracts. The outgoing Servicer's indemnification obligations pursuant to Section 5.0l hereof will survive the termination of the Servicer but will not extend to any acts or omissions of a successor Servicer.

     6.06 NO EFFECT ON OTHER PARTIES. Upon any termination of the rights and powers of the Servicer pursuant to Section 6.01 hereof, or upon any appointment of a successor Servicer, all the rights, powers, duties and obligations of the other parties under this Servicing Agreement, the Indenture, and the Lease Acquisition Agreement shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter.

                                    ARTICLE 7
                              THE BACK-UP SERVICER

     7.01 REPRESENTATIONS OF BACK-UP SERVICER. The Back-up Servicer makes the following representations and warranties:

     (a) The Back-up Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

     (b) The Back-up Servicer has the power and authority to execute and deliver the Servicing Agreement and the Insurance Agreement and to carry out its terms; and the execution, delivery, and performance of the Servicing Agreement and the Insurance Agreement shall have been duly authorized by the Back-up Servicer by all necessary corporate action.

     (c) The Servicing Agreement and the Insurance Agreement shall constitute a legal, valid, and binding obligation of the Back-up Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

     (d) The consummation of the transactions contemplated by the Servicing Agreement and the Insurance Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Back-up Servicer, or any indenture, agreement, or other instrument to which the Back-up Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or any order, rule, or regulation applicable to the Back-up Servicer of any court or of any Federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties.

     (e) There are no proceedings or investigations pending or, to the Back-up Servicer's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties (i) asserting the invalidity of the Servicing Agreement or the Insurance Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Servicing Agreement or the Insurance Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Back-up Servicer of its obligations under, or the validity or enforceability of, the Servicing Agreement or the Insurance Agreement.

     7.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, BACK-UP SERVICER. Any Person (a) into which the Back-up Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Back-up Servicer shall be a party, or (c) which may succeed to the properties and assets of the Back-up Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Back-up Servicer hereunder, shall be the successor to the Back-up Servicer under the Servicing Agreement without further act on the part of any of the parties to the Servicing Agreement. In the event that the resulting entity does not meet the eligibility requirements for the Indenture Trustee set forth in the Indenture, the Back-up Servicer, upon the written request of MBIA, shall resign from its obligations and duties under this Servicing Agreement.

     7.03 BACK-UP SERVICER RESIGNATION. The Back-up Servicer shall not resign from its obligations and duties under this Servicing Agreement or the Insurance Agreement except (i) as provided in Section 7.02 above, or (ii) upon determination that the performance of its duties shall no longer be permissible under applicable law (any such determination permitting the resignation of the Back-up Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and MBIA). Upon the Back-up Servicer's resignation or termination pursuant to Sections 7.02 or 7.03 hereof, the Back-up Servicer shall comply with the provisions of this Servicing Agreement until the acceptance of a successor servicer.

     7.04 OVERSIGHT OF SERVICING.

     (a) Prior to each Payment Date, the Back-up Servicer shall review the Monthly Servicer's Report related thereto and shall determine the following:

          (i) that such Monthly Servicer's Report is complete on its face;

          (ii) that the amount credited to and withdrawn from any ACH Account maintained with the Back-up Servicer is the same as the amount set forth in the Monthly Servicer's Report as so credited; and

          (iii) that the amounts credited to and withdrawn from the Collection Account, Advance Payment Account and the Cash Collateral Account, and the balance of such account, as set forth in the records of the Indenture Trustee, are the same as the amount set forth in the Monthly Servicer's Report.

     (b) The Back-up Servicer shall, within 30 days of the receipt thereof, load the Computer Tape received from the Servicer pursuant to Section 4.01 hereof, make sure such Computer Tape is in readable form and shall calculate and check the following:

          (i) the Aggregate IPB as of the most recent Calculation Date;

          (ii) the Principal Distribution Amount for the most recent Payment Date; and

          (iii) the Annualized Default Rate and the Delinquency Rate for the related Due Period as set forth in the most recent Monthly Servicer's Report.

In addition, the Back-up Servicer shall confirm that the items set forth in the Monthly Servicer's Report, other than the items listed in the section entitled "Amounts Remitted by Servicer" are accurate based solely on a comparison to the Computer Tape referred to above.

     (c) In the event of any discrepancy between the information set forth in subparagraphs; (a) and (b) as calculated by the Servicer from that determined or calculated by the Back-up Servicer, the Back-up Servicer shall promptly notify the Servicer, the Indenture Trustee and MBIA of such discrepancy. If within 30 days of such notice being provided to the Servicer, the Back-up Servicer and the Servicer are unable to resolve such discrepancy, the Back-up Servicer shall promptly notify the Rating Agencies and the Holders of the Notes of such discrepancy.

     (d) Based solely on the information included in the Series Lease Schedule delivered on the Acquisition Date and the computer disks or tapes provided each Payment Date thereafter, the Back-up Servicer shall determine that any Substitute Lease Contracts delivered under Section 3.10 hereof satisfy the substitution criterion set forth in Section 3.04(b) of the Lease Acquisition Agreement and that the acquisition of such Substitute Lease Contracts do not violate the Concentration Limits set forth in the Specific Lease Acquisition Terms.

     (e) The Back-up Servicer will make a site visit to the offices of the Servicer within 60 days of the end of each calendar year for the purpose of reviewing the operations of the Servicer, commencing December 31, 1994. The reasonable out-of-pocket costs and expenses of the Back-up Servicer incurred in connection with the Servicing Agreement, including without limitation, the site visit referred to in the preceding sentence will be reimbursed to the Back-up Servicer by the Issuer or the Servicer.

     (f) Other than as specifically set forth elsewhere in the Servicing Agreement, the Back-up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

     (g) The Back-up Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Back-up Servicer's obligations hereunder, including the obligation to succeed at any time to the duties and obligations of the Servicer as servicer under Section 6.02 hereof.

     7.05 BACK-UP SERVICER COMPENSATION. As compensation for the performance of its obligations as Back-up Servicer under the Servicing Agreement the Back-up Servicer shall be entitled to receive the Back-up Servicer Fee.

     7.06 DUTIES AND RESPONSIBILITIES.

     (a) The Back-up Servicer shall perform such duties and only such duties as are specifically set forth in this Servicing Agreement, and no implied covenants or obligations shall be read into this Servicing Agreement against the Back-up Servicer; and

     (b) In the absence of bad faith or negligence on its part, the Back-up Servicer may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Back-up Servicer and conforming to the requirements of this Servicing Agreement; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Back-up Servicer, the Back-up Servicer shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Servicing Agreement.

                                    ARTICLE 8
                            MISCELLANEOUS PROVISIONS

     8.01 TERMINATION OF THE SERVICING AGREEMENT.

     (a) Except with respect to a particular party under Sections 5.02, 5.04, 6.01, 7.02 or 7.03 hereof, the respective duties and obligations of the Servicer, the Issuer, the Back-up Servicer and the Indenture Trustee created by the Servicing Agreement shall terminate upon the discharge of the Indenture in accordance with its terms; and the respective duties and obligations of the Indenture Trustee shall terminate with respect to the Indenture Trustee in the event the Indenture Trustee resigns or is replaced under Section 7.09 of the Standard Indenture Terms; provided, however, that no resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7. 10 of the Standard Indenture Terms. Upon the termination of the Servicing Agreement pursuant to this Section 8.01(a), the Servicer shall pay all monies with respect to the Lease Assets held by the Servicer and to which the Servicer is not entitled to the Issuer or upon the Issuer's order.

     (b) The Servicing Agreement shall not be automatically terminated as a result of an Event of Default under the Indenture or any action taken by the Indenture Trustee thereafter with respect thereto, and any liquidation or preservation of the Trust Estate by the Indenture Trustee thereafter shall be subject to the rights of the Servicer to service the Lease Receivables and to collect servicing compensation as provided hereunder.

     8.02 AMENDMENTS.

     (a) The Servicing Agreement may be amended from time to time by the Issuer, the Servicer, the Back-up Servicer, and the Indenture Trustee, with the consent of MBIA but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein that may be inconsistent with any other provisions herein and therein, as the case may be, or to add or amend any other provisions with respect to matters or questions arising under this Servicing Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

     (b) The Servicing Agreement may also be amended from time to time by the Issuer, the Servicer and the Back-up Servicer, with the consent of the Indenture Trustee, MBIA and the Holders of not less than 50% of the Outstanding Principal Amount of all Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Servicing Agreement; PROVIDED, HOWEVER, that no such amendment shall, without the consent of each Noteholder, (i) alter the priorities with which any allocation of funds shall be made under the Servicing Agreement; (ii) permit the creation of any lien on the Trust Estate (other than the lien of the Indenture) or any portion thereof or deprive any such Noteholder of the benefit of this Servicing Agreement with respect to the Trust Estate or any portion thereof; or (iii) modify this Section
8.02 or Sections 3.03, 5.02, 5.04 or 6.01 hereof.

     (c) Promptly after the execution of any amendment, the Servicer shall send to the Indenture Trustee, MBIA, each Holder of the Notes and each Rating Agency a conformed copy of each such amendment.

     (d)  It shall not be necessary, in any consent of Noteholders under this
Section 8.02, to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consent and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

     (e) Any amendment or modification effected contrary to the provisions of this Section 8.02 shall be void.

     8.03 GOVERNING LAW. The Servicing Agreement shall be construed in accordance with the internal laws of the State of New York without regard to conflict of laws principles and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     8.04 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, and addressed, in each case as provided in the Specific Servicing Terms. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

     8.05 SEVERABILITY OF PROVISIONS. If one or more of the provisions of the Servicing Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants and provisions of the Servicing Agreement, and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Indenture Trustee, MBIA or any Noteholder. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of the Servicing Agreement prohibited or unenforceable in any respect.

     8.06 BINDING EFFECT. All provisions of the Servicing Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Noteholders. The Servicing Agreement may not be modified except by a writing signed by all parties hereto.

     8.07 ARTICLE HEADINGS AND CAPTIONS. The article headings and captions in the Servicing Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     8.08 LEGAL HOLIDAYS. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day.

     8.09 ASSIGNMENT FOR SECURITY FOR THE NOTES. The Servicer and the Back-up Servicer understand that the Issuer will assign to and grant to the Indenture Trustee a security interest in all its right, title and interest to this Servicing Agreement. The Servicer and the Back-up Servicer consent to such assignment and grant and further agree that all representations, warranties, covenants and agreements of the Servicer and the Back-up Servicer made herein shall also be for the benefit of and inure to the Indenture Trustee and all Holders from time to time of the Notes.

     8.10 NO SERVICING ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.02 and 5.04 hereof, this Servicing Agreement may not be assigned by the Issuer or the Servicer (except with respect to the appointment of a subservicer) without the prior written consent of MBIA and the Holders of Notes representing not less than 50% of the Notes Outstanding.

     8.11 MBIA DEFAULT. If an MBIA Default occurs, MBIA's right to consent hereunder and to direct the Indenture Trustee shall be voided and, in such event, in all provisions of the Servicing Agreement wherein MBIA's consent or direction is required or permitted, the consent or direction of the Holders of Notes representing more than 50% of aggregate Notes Outstanding shall be required or permitted.

     8.12 THIRD PARTY BENEFICIARY. MBIA is an express third party beneficiary to the Servicing Agreement.